Exhibit 99.1

PHOENIX FOOTWEAR

REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS

CARLSBAD, Calif., March 30, 2010 — Phoenix Footwear Group, Inc. (NYSE Amex: PXG) today reported results for the fourth quarter and year ended January 2, 2010.

Fourth Quarter 2009

•	Net earnings of $1.0 million, or $0.13 per share, compared to a net loss of $14.9 million for the fourth quarter of fiscal 2008.

•	Income from continuing operations during the fourth quarter of $612,000, arising from a tax gain, compared to a loss from continuing operations of $4.4 million for the fourth quarter of fiscal 2008.

•	Net sales from continuing operations of $4.4 million, down 25% compared to $5.9 million during the fourth quarter of fiscal 2008.

•	Income from discontinued operations during the fourth quarter of $414,000 compared to a loss from discontinued operations of $10.5 million for the fourth quarter of fiscal 2008.

•	Funded bank debt balance of $3.0 million at the close of the fourth quarter, which is an increase of $383,000 from the close of the third fiscal quarter of 2009.

Commenting on the quarter, Rusty Hall, CEO, said, “Despite not being profitable on an operating basis, we were able to report a profit for the quarter due to income from our Chambers divestiture and a tax gain. More importantly, the quarter marked further improvement in our capital base as we completed the refinancing of our revolving credit facility with First Community Financial. Also, the period was marked by a continued build of momentum in our sales efforts. During the second half of 2009, we opened over 60 new or former accounts and we continue to experience double digit growth in our future orders.”

Full Year 2009

•	Net loss of $7.0 million, or $0.86 per share, compared to $19.5 million for fiscal 2008.

•	Loss from continuing operations of $5.3 million compared to $8.3 million for fiscal 2008.

•	Net sales from continuing operations of $19.9 million, down 33% compared to $29.6 million for fiscal 2008.

•	Loss from discontinued operations of $1.7 million compared to $11.1 million for fiscal 2008.

Commenting on the year, Rusty Hall, CEO, said, “It has been an unprecedented and challenging year both for our Company and the retail industry as a whole. Our focus this past 12 months has been on reducing our cost structure, retiring liabilities and positioning the Company for a return to growth and profitability. While we are disappointed with the year’s sales and net loss, I applaud our team’s success in reducing our cost structure by millions of dollars, our bank debt by 74% and our total liabilities by $11.6 million. More importantly, the work we have done to improve our product and sales efforts is resulting in growing backlogs and future orders. Our backlog presently stands approximately 37% above last year at this time. We are certainly not out of the woods yet, but our progress has been considerable and we have reason to be encouraged.”

Other Events

Recently the Worker, Homeownership and Business Assistance Act of 2009 (the “Act”) was enacted. The Act provides for an election for federal taxpayers to increase the carry back period for an applicable net operating loss to 3, 4 or 5 years. Accordingly, the Company received a refund of approximately $2.0 million from the Internal Revenue Service in the first quarter of fiscal 2010.

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, specializes in quality comfort women’s and men’s footwear with a design focus on fitting features. Phoenix Footwear designs, develops, markets and sells footwear in a wide range of sizes and widths under the brands Trotters®, SoftWalk®, and H.S. Trask®. These brands are primarily sold through department stores, leading specialty and independent retail stores, mail order catalogues and internet retailers and are carried by approximately 650 customers in over 900 retail locations throughout the U.S. Phoenix Footwear has been engaged in the manufacture or importation and sale of quality footwear since 1882.

Forward-Looking Statements

The words “anticipates,” “will,” “expects,” “intends” and words of similar meaning identify forward-looking statements. Forward-looking statements also include representations of the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the Company’s statements regarding the Company’s ability to repay its bank debt in a timely manner, successfully regain compliance with the NYSE Amex listing standards and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the “SEC”). The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation to release publicly any update or revision to any forward-looking statement contained herein if there are changes in the Company’s expectations or if any events, conditions or circumstances on which any such forward-looking statement is based.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding future growth and performance of individual brands, Phoenix Footwear’s expected financial performance and condition for fiscal 2010 and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” “exploring,” or similar expressions. Many of these risks and uncertainties are discussed in Phoenix Footwear’s annual report on Form 10-K for the fiscal year ended January 2, 2010 filed with the Securities and Exchange Commission, and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at http://www.sec.gov. These include, without limitation: the risk that Phoenix Footwear will not be able to continue as a going concern; the risk that Phoenix Footwear could be delisted from the NYSE Amex; Phoenix Footwear’s ability to sustain its return to profitability and positive cash flow from continuing operations; the risk that Phoenix Footwear may in the future default on its secured revolving credit facility; the risk that Phoenix Footwear may need additional capital and that such capital, if needed, will not be on favorable terms; the risk associated with the recent disruptions in the overall economy and the impact on the retail industry, including Phoenix Footwear’s customers; the concentration of Phoenix Footwear’s sales to a relatively small group of customers; the potential financial instability of Phoenix Footwear’s customers and the risk of loss of future and pending orders; changing consumer preferences and fashion trends; competition from other companies in Phoenix Footwear’s markets; Phoenix Footwear’s ability to manage inventory levels; the risks of doing business in international markets; Phoenix Footwear’s reliance on independent manufacturers, including those to whom Phoenix Footwear is past-due; fluctuations in the price, availability and quality of raw materials; changes in the mix of Phoenix Footwear’s customers; fluctuations in its financial results as a result of the seasonality in its business; Phoenix Footwear’s ability to protect its intellectual property rights; the risk that Phoenix Footwear is controlled by a principal stockholder; the risk associated with claims arising from divestiture transactions, including indemnification claims and, the risk that Phoenix Footwear’s stock is thinly traded and volatile. Although Phoenix Footwear believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release are based on Phoenix Footwear’s current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statements.

Contact:

Dennis T. Nelson

Chief Financial Officer

Phoenix Footwear Group, Inc.

(760) 602-9688

Phoenix Footwear Group, Inc.

Consolidated Condensed Balance Sheets

(In thousands)

	January 2, 2010	January 3, 2009

ASSETS

Current assets:
Cash and cash equivalents	$356	$456
Accounts receivable, net	2,559	3,153
Inventories, net	6,392	9,503
Other current assets	2,108	916
Income taxes receivable	2,205	302
Current assets of discontinued operations	13	16,615

Total current assets	13,633	30,945

Property, plant and equipment, net	1,021	1,290
Other assets	48	93
Long-term assets of discontinued operations	—	821

TOTAL ASSETS	$14,702	$33,149

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable, current	$2,956	$11,173
Accounts payable	3,124	1,887
Accrued expenses	1,216	1,557
Other current liabilities	453	155
Income taxes payable	—	78
Current liabilities of discontinued operations	2,076	6,406

Total current liabilities	9,825	21,256

Other long-term liabilities	376	382
Long-term liabilities of discontinued operations	—	149

Total liabilities	10,201	21,787

Stockholders’ equity	4,501	11,362

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,702	$33,149

Phoenix Footwear Group, Inc.

Consolidated Condensed Statements of Operations

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended
	January 2, 2010		January 3, 2009

Net sales	$4,434	100%	$5,921	100%
Cost of goods sold	3,076	69%	3,873	65%

Gross profit	1,358	31%	2,048	35%

Operating expenses:
Selling, general and administrative expenses	2,667	60%	4,334	73%
Goodwill and intangible impairment charges	—	—%	1,999	34%

Total operating expenses	2,667	60%	6,333	107%

Operating loss	(1,309)	-30%	(4,285)	-72%

Interest expense, net	113	3%	13	0%

Loss before income taxes and discontinued operations	(1,422)	-32%	(4,298)	-73%

Income tax (benefit) expense	(2,034)	-46%	104	2%

Earnings (loss) from continuing operations	612	14%	(4,402)	-74%

Earnings (loss) from discontinued operations, net of tax	414	9%	(10,501)	-177%

Net earnings (loss)	$1,026	23%	$(14,903)	-252%

Earnings (loss) per share:

Basic and diluted
Continuing operations	$0.08		$(0.54)
Discontinued operations	0.05		(1.29)

Net earnings (loss)	$0.13		$(1.83)

Weighted-average shares outstanding:
Basic and diluted	8,166		8,166

Phoenix Footwear Group, Inc.

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	For the Years Ended
	January 2, 2010		January 3, 2009

Net sales	$19,939	100%	$29,571	100%
Cost of goods sold	14,079	71%	17,610	60%

Gross profit	5,860	29%	11,961	40%

Operating expenses:
Selling, general and administrative expenses	11,550	58%	18,794	64%
Goodwill and intangible impairment charges	—	—%	1,999	7%
Other expense (income), net	1,018	5%	(1,500)	-5%

Total operating expenses	12,568	63%	19,293	65%

Operating loss	(6,708)	-34%	(7,332)	-25%

Interest expense, net	570	3%	862	3%

Loss before income taxes and discontinued operations	(7,278)	-37%	(8,194)	-28%

Income tax (benefit) expense	(2,016)	-10%	149	1%

Loss from continuing operations	(5,262)	-26%	(8,343)	-28%

Loss from discontinued operations, net of tax	(1,729)	-9%	(11,117)	-38%

Net loss	$(6,991)	-35%	$(19,460)	-66%

Loss per share:

Basic and diluted
Continuing operations	$(0.65)		$(1.02)
Discontinued operations	(0.21)		(1.37)

Net loss	$(0.86)		$(2.39)

Weighted-average shares outstanding:
Basic and diluted	8,166		8,144

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